Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES 10.7% QUARTERLY

EARNINGS PER SHARE GROWTH

TOMS RIVER, NEW JERSEY, April 19, 2012…OceanFirst Financial Corp. (NASDAQ:”OCFC”), the holding company for OceanFirst Bank (the “Bank”), today announced that diluted earnings per share increased 10.7%, to $0.31, for the quarter ended March 31, 2012, from $0.28 for the corresponding prior year quarter. Additional highlights for the quarter included:

•	Total revenue of $23.4 million grew 2.7% over the same prior year quarter, driven by an $852,000 increase in other income.

•	Operating expenses decreased $188,000 and $81,000, respectively, over the prior year and linked quarters.

•	Stockholders’ equity per common share increased to $11.86, and return on average stockholders’ equity remained strong at 10.38%.

•	The Company remains well-capitalized with a tangible common equity ratio of 9.75% at March 31, 2012.

The Company also announced that the Board of Directors declared its sixty-first consecutive quarterly cash dividend on common stock. The dividend for the quarter ended March 31, 2012, was declared in the amount of $0.12 per share to be paid on May 11, 2012, to shareholders of record on April 30, 2012.

Chairman and CEO John R. Garbarino observed, “Our solid, consistent earnings continue to augment our already strong capital position, and together with our capital management initiatives provide our shareholders with an attractive value proposition.”

Results of Operations

For the quarter ended March 31, 2012, net income increased to $5.6 million, or $0.31 per diluted share, as compared to net income of $5.1 million, or $0.28 per diluted share, for the corresponding prior year period. The improvement was primarily due to an increase in other income and a decrease in operating expenses.

Net interest income for the quarter ended March 31, 2012 decreased to $19.1 million as compared to $19.3 million in the same prior year period, reflecting a lower net interest margin partly offset by greater interest-earning assets. The net interest margin decreased to 3.52% for the quarter ended March 31, 2012, from 3.60% in the same prior year period due to a change in the mix of average interest-earning assets from higher-yielding loans receivable into lower-yielding short-term investments and investment and mortgage-backed securities. High loan refinance volume also caused yields on loans and mortgage-backed securities to trend downward. The yield on average interest-earning assets decreased to 4.21%, for the quarter ended March 31, 2012, as compared to 4.52% in the same prior year period. For the quarter ended March 31, 2012, the yield on loans receivable benefited from loan prepayment fees of

$254,000, most of which was related to a single large commercial loan. The loan prepayment fees increased the yield on interest-earning assets and the net interest margin by 5 basis points for the quarter ended March 31, 2012. The cost of average interest-bearing liabilities decreased to 0.79% for the quarter ended March 31, 2012, as compared to 1.04% in the same prior year period. Average interest-earning assets increased $23.5 million, or 1.1%, for the quarter ended March 31, 2012, as compared to the same prior year period. The increase in average interest-earning assets was primarily due to the increase in average investment and mortgage-backed securities which collectively increased $77.1 million, and the increase in short-term investments which increased $27.8 million. These increases were partly offset by a decrease in average loans receivable, net, of $81.8 million. Average interest-bearing liabilities decreased $17.4 million, for the quarter ended March 31, 2012, as compared to the same prior year period. The decrease in average interest-bearing liabilities was primarily due to a decrease in average borrowed funds of $22.5 million. The growth in interest-earning assets was primarily funded by an increase in average non-interest-bearing deposits of $20.9 million.

For the quarter ended March 31, 2012, the provision for loan losses was $1.7 million, unchanged from the corresponding prior year period.

Other income increased to $4.3 million for the quarter ended March 31, 2012, as compared to $3.5 million in the same prior year period due to an increase in the net gain on the sale of loans, higher fees and service charges and a reduction in the net loss from other real estate operations. For the quarter ended March 31, 2012, the net gain on the sale of loans increased $213,000, due to strong gain on sale margins. The net gain on the sale of loans was adversely affected by a $150,000 increase in the reserve for repurchased loans. Additionally, for the quarter ended March 31, 2012, fees and service charges increased $221,000 due to increases in trust revenue, merchant service fees and checking account fees. Finally, the net loss from other real estate operations decreased by $316,000 for the quarter ended March 31, 2012, as compared to the same prior year period.

Operating expenses decreased by 1.4%, to $12.9 million, for the quarter ended March 31, 2012, as compared to $13.1 million for the corresponding prior year period. The decrease for the quarter ended March 31, 2012 as compared to the corresponding prior year period was primarily due to lower compensation and employee benefits costs, which decreased by $205,000, or 2.9%, to $6.8 million for the quarter ended March 31, 2012. Additionally, Federal deposit insurance decreased by $210,000 for the quarter ended March 31, 2012 due to a lower assessment rate and a change in the assessment methodology from deposit-based to a total liability-based assessment.

The provision for income taxes was $3.1 million for the quarter ended March 31, 2012, as compared to $2.9 million for the same prior year period. The effective tax rate was 35.7%, for the quarter ended March 31, 2012, as compared to 35.9% in the same prior year period.

Financial Condition

Total assets decreased by $40.9 million, or 1.8%, to $2,261.2 million at March 31, 2012, from $2,302.1 million at December 31, 2011. Cash and due from banks decreased by $39.4 million, to $38.1 million at March 31, 2012, as compared to $77.5 million at December 31, 2011. Part of the cash and due from banks was invested in mortgage-backed securities which increased by $11.5 million, to $376.5 million at March 31, 2012, as compared to $364.9 million at December 31, 2011. Loans receivable, net, decreased by $8.1 million, to $1,554.9 million at March 31, 2012, from $1,563.0 million at December 31, 2011, primarily due to prepayments and sale of newly originated 30-year fixed-rate one-to-four family loans.

Deposits decreased by $25.6 million, or 1.5%, to $1,680.4 million at March 31 2012, from $1,706.1 million at December 31, 2011. Additionally, Federal Home Loan Bank advances decreased $21.0 million, to $245.0 million at March 31, 2012, from $266.0 million at December 31, 2011. Stockholders’ equity increased 1.7%, to $220.5 million at March 31, 2012, as compared to $216.8 million at December 31, 2011, primarily due to net income and a reduction in accumulated other comprehensive loss, partly offset by the cash dividend on common stock and by the repurchase of 113,500 shares of common stock for $1.6 million.

Asset Quality

The Company’s non-performing loans totaled $44.5 million at March 31, 2012, a $515,000 increase from $44.0 million at December 31, 2011. Net loan charge-offs increased to $1.7 million for the quarter ended March 31, 2012, as compared to $970,000 for the corresponding prior year period. During the fourth quarter of 2011, the Company modified its charge-off policy on problem loans secured by real estate which accelerated the recognition of loan charge-offs. The Company now takes charge-offs in the period the loan, or portion thereof, is deemed uncollectable, generally after the loan becomes 120 days delinquent and a recent appraisal is received which reflects a collateral shortfall. Previously, specific valuation reserves were established until the loan charge-off was recorded upon final resolution of the collateral.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $855,000 at March 31, 2012, a $150,000 increase from December 31, 2011 due to an additional provision for repurchased loans recorded during the quarter primarily resulting from an increase in repurchase requests. At March 31, 2012, there were 9 outstanding loan repurchase requests which the Company is disputing, on loans with a total principal balance of $2.3 million.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, April 20, 2012 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 317-6789. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10012163, from one hour after the end of the call until April 30, 2012. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-four branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of probability or confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2012	December 31, 2011	March 31, 2011
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$38,095	$77,527	$31,362
Investment securities available for sale	166,356	165,279	125,240
Federal Home Loan Bank of New York stock, at cost	17,747	18,160	18,370
Mortgage-backed securities available for sale	376,461	364,931	347,966
Loans receivable, net	1,554,862	1,563,019	1,636,251
Mortgage loans held for sale	4,081	9,297	2,926
Interest and dividends receivable	6,381	6,432	6,760
Real estate owned, net	2,038	1,970	1,914
Premises and equipment, net	22,226	22,259	22,449
Servicing asset	4,765	4,836	5,466
Bank Owned Life Insurance	42,135	41,987	41,062
Other assets	26,067	26,397	23,517

Total assets	$2,261,214	$2,302,094	$2,263,283

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,680,444	$1,706,083	$1,645,788
Securities sold under agreements to repurchase with retail customers	68,794	66,101	75,514
Federal Home Loan Bank advances	245,000	266,000	290,700
Other borrowings	27,500	27,500	27,500
Due to brokers	–	5,186	–
Advances by borrowers for taxes and insurance	8,316	7,113	7,855
Other liabilities	10,689	7,262	9,940

Total liabilities	2,040,743	2,085,245	2,057,297

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 18,593,968, 18,682,568 and 18,844,232 shares outstanding at March 31, 2012, December 31, 2011 and March 31, 2011, respectively	336	336	336
Additional paid-in capital	262,750	262,812	260,760
Retained earnings	190,173	186,666	177,624
Accumulated other comprehensive loss	(1,104)	(2,468)	(4,124)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,121)	(4,193)	(4,411)
Treasury stock, 14,972,804, 14,884,204 and 14,722,540 shares at March 31, 2012, December 31, 2011 and March 31, 2011, respectively	(227,563)	(226,304)	(224,199)
Common stock acquired by Deferred Compensation Plan	(679)	(871)	(950)
Deferred Compensation Plan Liability	679	871	950

Total stockholders’ equity	220,471	216,849	205,986

Total liabilities and stockholders’ equity	$2,261,214	$2,302,094	$2,263,283

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended March 31,
	2012	2011
	(unaudited)
Interest income:
Loans	$19,805	$21,164
Mortgage-backed securities	2,318	2,563
Investment securities and other	740	564

Total interest income	22,863	24,291

Interest expense:
Deposits	2,018	2,909
Borrowed funds	1,740	2,045

Total interest expense	3,758	4,954

Net interest income	19,105	19,337

Provision for loan losses	1,700	1,700

Net interest income after provision for loan losses	17,405	17,637

Other income:
Loan servicing income	138	96
Fees and service charges	2,943	2,722
Net gain on sales of loans available for sale	972	759
Net loss from other real estate operations	(50)	(366)
Income from Bank Owned Life Insurance	306	248
Other	2	—

Total other income	4,311	3,459

Operating expenses:
Compensation and employee benefits	6,837	7,042
Occupancy	1,304	1,195
Equipment	595	647
Marketing	346	336
Federal deposit insurance	531	741
Data processing	943	883
Legal	239	256
Check card processing	299	320
Accounting and audit	133	140
Other operating expense	1,713	1,568

Total operating expenses	12,940	13,128

Income before provision for income taxes	8,776	7,968
Provision for income taxes	3,129	2,862

Net income	$5,647	$5,106

Basic earnings per share	$0.31	$0.28

Diluted earnings per share	$0.31	$0.28

Average basic shares outstanding	18,064	18,162

Average diluted shares outstanding	18,108	18,211

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2012	At December 31, 2011	At March 31, 2011
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	9.75%	9.42%	9.10%
Common shares outstanding (in thousands)	18,594	18,683	18,844
Stockholders’ equity per common share	$11.86	$11.61	$10.93
Tangible stockholders’ equity per common share	11.86	11.61	10.93

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$28,962	$29,193	$26,278
Commercial real estate	10,584	10,552	4,651
Construction	—	43	368
Consumer	4,067	3,653	4,272
Commercial	910	567	117

Total non-performing loans	44,523	44,008	35,686
REO, net	2,038	1,970	1,914

Total non-performing assets	$46,561	$45,978	$37,600

Delinquent loans 30 to 89 days	$9,401	$14,972	$18,191

Troubled debt restructurings:
Non-performing (included in total non- performing loans above)	$16,230	$14,491	$6,506
Performing	12,747	13,118	11,966

Total troubled debt restructurings	$28,977	$27,609	$18,472

Allowance for loan losses	$18,241	$18,230	$20,430

Allowance for loan losses as a percent of total loans receivable	1.16%	1.15%	1.23%
Allowance for loan losses as a percent of non-performing loans	40.97	41.42	57.25
Non-performing loans as a percent of total loans receivable	2.83	2.77	2.15
Non-performing assets as a percent of total assets	2.06	2.00	1.66

		For the three months ended March 31,
		2012	2011
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets		0.99%	0.90%
Return on average stockholders’ equity		10.38	10.12
Interest rate spread		3.42	3.48
Interest rate margin		3.52	3.60
Operating expenses to average assets		2.27	2.32
Efficiency ratio		55.26	57.59

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2012	At December 31, 2011
Real estate:
One-to-four family	$863,748	$882,550
Commercial real estate, multi-family and land	460,067	460,725
Residential construction	7,692	6,657
Consumer	197,283	192,918
Commercial	46,729	45,889

Total loans	1,575,519	1,588,739

Loans in process	(2,690)	(2,559)
Deferred origination costs, net	4,355	4,366
Allowance for loan losses	(18,241)	(18,230)

Total loans, net	1,558,943	1,572,316

Less: mortgage loans held for sale	4,081	9,297

Loans receivable, net	$1,554,862	$1,563,019

Mortgage loans serviced for others	$869,006	$878,462
Loan pipeline	103,763	95,223

	For the three months ended March 31,
	2012	2011
Loan originations	$109,417	$102,949
Loans sold	40,822	40,218
Net charge-offs	1,689	970

DEPOSITS

	At March 31, 2012	At December 31, 2011
Type of Account
Non-interest-bearing	$157,602	$142,436
Interest-bearing checking	902,784	942,392
Money market deposit	131,772	123,105
Savings	235,330	229,241
Time deposits	252,956	268,909

	$1,680,444	$1,706,083

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED MARCH 31,
	2012			2011
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$49,840	$21	.17%	$21,996	$15	.27%
Investment securities (1)	179,237	490	1.09	126,090	299	.95
FHLB stock	17,900	229	5.12	17,534	250	5.70
Mortgage-backed securities (1)	359,530	2,318	2.58	335,602	2,563	3.05
Loans receivable, net (2)	1,565,956	19,805	5.06	1,647,750	21,164	5.14

Total interest-earning assets	2,172,463	22,863	4.21	2,148,972	24,291	4.52

Non-interest-earning assets	103,620			112,969

Total assets	$2,276,083			$2,261,941

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,283,926	916	.29	$1,255,244	1,665	.53
Time deposits	255,999	1,102	1.72	279,566	1,244	1.78

Total	1,539,925	2,018	.52	1,534,810	2,909	.76
Borrowed funds	351,311	1,740	1.98	373,792	2,045	2.19

Total interest-bearing liabilities	1,891,236	3,758	.79	1,908,602	4,954	1.04

Non-interest-bearing deposits	151,143			130,227
Non-interest-bearing liabilities	16,125			21,358

Total liabilities	2,058,504			2,060,187
Stockholders’ equity	217,579			201,754

Total liabilities and stockholders’ equity	$2,276,083			$2,261,941

Net interest income		$19,105			$19,337

Net interest rate spread (3)			3.42%			3.48%

Net interest margin (4)			3.52%			3.60%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.